Exhibit 99.1
Coleman Cable Announces Closing of Notes Offering
Waukegan, Ill., February 3, 2010 — Coleman Cable, Inc. (NASDAQ: CCIX) (“Coleman Cable”), a leading manufacturer and innovator of electrical and electronic wire and cable products, announced today that it has consummated a private placement offering of $235 million aggregate principal amount of its 9% Senior Notes due 2018 (the “2018 Notes”) and the initial payment of its previously announced cash tender offer and consent solicitation (the “Offer”) with respect to its outstanding 9.875% senior notes due 2012 (the “2012 Notes”).
Coleman Cable used the net proceeds from the sale of the 2018 Notes, together with other available funds, to fund the payment of consideration and costs relating to the Offer. As of 5:00 p.m., New York City time, on February 2, 2010 (the “Consent Payment Deadline”), $199,429,000 aggregate principal amount of the 2012 Notes were validly tendered and not withdrawn, which represented approximately 88.6% of the $224,980,000 aggregate principal amount of the 2012 Notes outstanding. On February 3, 2010, Coleman Cable accepted for purchase and payment all of the 2012 Notes that were validly tendered at or prior to the Consent Payment Deadline. Payment for the 2012 Notes was made today (the “Initial Payment Date”). Holders of the 2012 Notes who tendered their 2012 Notes at or prior to the Consent Payment Deadline received $1,027.50 for each $1,000 principal amount of the 2012 Notes validly tendered (which included the consent payment of $30.00 per $1,000 principal amount of the 2012 Notes), plus any accrued and unpaid interest up to, but not including, the Initial Payment Date.
In connection with the receipt of the consents of a majority of the outstanding aggregate principal amount of the 2012 Notes, the Company entered into a Supplemental Indenture on February 3, 2010. The Supplemental Indenture amends the Indenture for the 2012 Notes to remove certain covenants and events of default, as described in the Offer.
The Offer remains open and will expire at 11:59 p.m., New York City time, on February 17, 2010 (the “Expiration Date”). Any additional 2012 Notes tendered prior to the Expiration Date are currently expected to be accepted for payment on February 18, 2010 at a price of $997.50 per $1,000 principal amount of the 2012 Notes validly tendered.
This news release is neither an offer to purchase the 2012 Notes nor a solicitation of consents to amend the related indenture. The Offer was made solely pursuant to the Offer to Purchase and Consent Solicitation Statement. This announcement does not constitute an offer to sell or the solicitation of an offer to buy the 2018 Notes or any other securities. Offers will not be made in any jurisdiction in which the making or accepting thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The 2018 Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

About Coleman Cable, Inc.
Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for the security, sound, telecommunications, electrical, commercial, industrial, and automotive industries. With extensive design and production capabilities and a long-standing dedication to customer service, Coleman Cable, Inc. is the preferred choice of cable and wire users throughout the United States.
Various statements included in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “continues,” “could,” “may,” “might,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about Coleman Cable’s expectations, beliefs, plans, objectives, assumptions or future events, financial results or performance contained in this release are forward-looking statements. Coleman Cable has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Coleman Cable believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Coleman Cable’s most recent Annual Report on Form 10-K (available at www.sec.gov), may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
In addition, any forward-looking statements represent Coleman’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While Coleman may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing Coleman’s views as of any date subsequent to today.
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Investor Contacts:
Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com